SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 21, 2011
Date of Report (date of earliest event reported):

GEOBIO ENERGY, INC.
 (Exact name of registrant as specified in its charter)

Colorado	333-67174	84-1153946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

13110 NE 177th PL, # 169
Woodinville, WA 98072
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 838-9715

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry Into a Material Definitive Agreement

On April 21, 2011, GeoBio Energy, Inc., a Colorado corporation (“GeoBio”), entered into an Engagement Agreement with Mosaic Capital LLC and Mosaic Capital Securities LLC (collectively, “Mosaic”).  Mosaic will provide financial advisory services and assist in raising capital financing for the facilitation of GeoBio’s business development and proposed acquisitions of businesses in the natural gas and oil services industry.  Under the Engagement Agreement, GeoBio shall pay to Mosaic compensation including:

(i)
an Initial Retainer fee of Thirty-five thousand dollars ($35,000), which shall not be credited against the Cash Placement Fee, payable in installments of $5,000 on May 1, 2011, $10,000 on May 1, 2011, $10,000 on May 15, 2011, and $10,000 on May 30, 2011;

(ii)
an Acquisition Success Fee equal to the greater of the aggregate of 1.5% of the total consideration to the seller in connection the successful acquisition of a businesses in the natural gas and oil services industry (or related) or $300,000 plus the product of the amounts defined below in the Senior Credit Facility, Mezzanine and Equity Success Fees;

(iii)
upon closing a successful of financing or acquisition of a businesses in the natural gas and oil services industry, GeoBio will issue to Mosaic warrants equal to 3% of the common stock of GeoBio, on a fully diluted basis, with an anti dilution provision extending for 12 months after such closing.  Warrants to be exercised at $.01 per ownership unit (defined as shares, membership interest or other ownership unit)(“Warrants”).  The Warrants will be on terms equal to that of the investors and lenders;

(iv)	a Senior Credit Facility Success Fee equal to 1.5% of the maximum amount for any senior credit facility obtained in connection with Mosaic’s engagement;

(v)	a Mezzanine Credit Facility Success Fee equal to 4% of the maximum amount for any mezzanine credit facility obtained in connection with Mosaic’s engagement; and

(vi)	an Equity Placement Success Fee, equal to 4% of the maximum amount for any equity financing obtained in connection with Mosaic’s engagement;

Notwithstanding the aforementioned, the minimum total Success Fees paid to Mosaic for a successful financing shall not be less than $700,000.

The term of the Engagement Agreement is from April 21, 2011 though the conclusion of a transaction between the GeoBio and an investor and/or lender, unless otherwise terminated for default or upon 30-days notice.

Item 1.02                 Termination of a Material Definitive Agreement

GeoBio also confirms the termination of its Stock Purchase Agreement with Collins Construction, Inc. (“Collins”), which it originally entered into on March 30, 2010 and of its Stock Purchase Agreement of Moody Construction & Sons, Inc., which it entered into on February 4, 2011.

Under the Collins Stock Purchase Agreement, GeoBio paid to Collins (i) a non-refundable down payment of Fifty thousand U.S. Dollars ($50,000.00), which GeoBio delivered to Collins in June 2010 and forfeited to Collins as part of the termination, and (ii) 200,000 shares of common stock of GeoBio.

GeoBio remains committed to its business plans in the natural gas and oil services industries.

Item 9.01                Financial Statements and Exhibits

       10.33                    Mosaic Engagement Agreement                           Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2011

GEOBIO AVIATION, INC.
/s/ Clayton Shelver
By:
Clayton Shelver Director

EXHIBIT INDEX

EXHIBIT INDEX

Exhibit                                Description
Number

10.33                    Mosaic Engagement Agreement                           Filed Herewith